AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (this "Agreement"), dated as of March 24, 2008, by and among DigitalFX International, Inc., a Florida corporation, with headquarters located at 3035 East Patrick Lane, Suite 9, Las Vegas, NV 89120 (the "Company"), and [Portside Growth and Opportunity Fund] [Highbridge International LLC] [Iroquois Master Fund, Ltd.] (the "Investor").

WHEREAS:

A.  The Company, the Investor and certain other investors (the "Other Investors", and collectively with the Investor, the "Investors") are parties to that certain Securities Purchase Agreement, dated as of November 29, 2007 (the "Existing Securities Purchase Agreement"), pursuant to which, among other things, the Investors purchased from the Company (i) senior secured convertible notes (the "Existing Notes"), which are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (the Existing Notes as converted, the "Existing Conversion Shares"), in accordance with the terms thereof and (ii) warrants (the "Existing Warrants"), which are exercisable into shares of Common Stock (the "Existing Warrant Shares").

B.  In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company obtained certain irrevocable transferable letters of credit (each a "Letter of Credit") from Wells Fargo Bank, N.A. in the aggregate amount of $2,000,000 (the "Initial LC Amount") for the benefit of the Investors.

C.   In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company and the Investors entered into that certain Registration Rights Agreement, dated November 30, 2007 (the "Registration Rights Agreement"), by and among the Company and the Investors, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.  The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) at the Company's direction, the Investor shall irrevocably instruct Wells Fargo Bank, N.A. to redeem in cash from such Investor an amount equal to such Investor's pro rata portion of the Initial LC Amount (such Investor's "LC Reduction Amount"), as set forth opposite such Investor's name in column (3) on the Securities Schedule attached hereto, (ii) the Company shall redeem in cash from each Investor an amount equal to such Investor's pro rata portion of $2,000,000 (such Investor's "Redemption Payment Amount"), as set forth opposite such Investor's name in column (4) on the Securities Schedule attached hereto, (iii) the Company shall amend and restate all of such Investor's Existing Notes for (A) notes in the form attached hereto as Exhibit A (the "Notes") with a principal amount set forth opposite the Investor's name in column (5) on the Securities Schedule attached hereto, which shall be convertible into Common Stock (the "Conversion Shares") and (B) that aggregate number of shares of Common Stock, set forth opposite such Investor's name in column (6) on the Securities Schedule attached hereto (collectively, the "Common Shares") (which aggregate amount for all Investors shall be 1,000,000 Common Shares); (iv) the Company shall amend and restate all of such Investor's Existing Warrants for warrants in the form attached hereto as Exhibit B (the "Warrants") which shall be exercisable to acquire that number of shares of Common Stock set forth opposite the Investor's name in column (7) on the Securities Schedule attached hereto (the "Warrant Shares"); and (v) the Company shall pay to the Investor, in cash, the interest payable under such Investor's Existing Notes through the Closing Date (the "2008 Interest Payment") in the amount set forth opposite the Investor's name in column (8) of the Securities Schedule.

E.  The amendment and restatement of the Existing Notes for the Notes and the Common Shares and the amendment and restatement of the Existing Warrants for the Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

F.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	AMENDMENT AND RESTATEMENT OF EXISTING NOTES; ISSUANCE OF COMMON SHARES; AMENDMENT AND RESTATEMENT OF EXISTING WARRANTS; LETTER OF CREDIT; INTEREST PAYMENT.

(a)  Letter of Credit; Interest Payment. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the "Closing"), at the direction of the Company, the Investor shall irrevocably instruct Wells Fargo Bank, N.A. to redeem in cash from such Investor an amount equal to the Investor's LC Reduction Amount, as set forth opposite such Investor's name in column (3) on the Securities Schedule attached hereto; the Company shall redeem in cash from each Investor an amount equal to the Investor's Redemption Payment Amount, as set forth opposite such Investor's name in column (4) on the Securities Schedule attached hereto; and the Company shall pay to each Investor an amount in cash equal to the Investor's 2008 Interest Payment, as set forth opposite such Investor's name in column (8) on the Securities Schedule attached hereto.

(b)  Amendment and Restatement of Existing Note and Existing Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the Closing, the Investor shall surrender to the Company its Existing Note and its Existing Warrants and the Company shall issue and deliver to the Investor (I) a Note in the principal amount set forth opposite the Investor's name in column (5) of the Securities Schedule attached hereto with a principal amount reflecting the Investor's LC Reduction Amount and (II) the number of Common Shares as is set forth opposite the Investor's name in column (6) on the Securities Schedule; and the Warrants to acquire that number of Warrant Shares as is set forth opposite the Investor's name in column (7) on the Securities Schedule attached hereto; and

(c)  Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York Time, on the Business Day immediately following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(d)  Release of Letter of Credit Funds. At the direction of the Company, the Investor shall irrevocably instruct Wells Fargo Bank, N.A. to redeem in cash from such Investor an amount equal to the Investor's LC Reduction Amount, as set forth opposite such Investor's name in column (3) on the Securities Schedule attached hereto, which the Company and the Investor agree shall be considered a Holder Optional Redemption payment for purposes of the Investor's Letter of Credit. On the date hereof, at the direction of the Company, the Investor shall deliver to Wells Fargo Bank, N.A. a demand letter, in the form attached to the Investor's Letter of Credit, requesting release of such LC Reduction Amount by wire transfer of immediately available funds to the Investor.

2.	AMENDMENTS TO TRANSACTION DOCUMENTS.

(a)  Reaffirmation. The Company hereby confirms and agrees that, except as otherwise expressly provided herein:

(i)  the Existing Securities Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Existing Securities Purchase Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents to the "Securities Purchase Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, and (iii) all references in the other Transaction Documents to the "Registration Rights Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement. REFERENCES TO NOTES AND WARRANTS IN ALL TRANSACTION DOCUMENTS MEANS NOTES AND WARRANTS UNDER THIS AGREEMENT;

(ii) to the extent that the Securities Purchase Agreement or any other Transaction Document purports to assign or pledge to the Collateral Agent for the Buyers and the holders of the Securities, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes and any other existing Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Notes and no additional filing is required to be made in order to maintain the perfection of the security interest in, or lien, on such collateral; and

(iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Collateral Agent or the Investors under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

(b)  Amendment to Transaction Documents. Each of the Transaction Documents is hereby amended as follows:

(i) All references to "Notes" shall be amended to mean the Notes as defined in this Agreement.

(ii) All references to "Conversion Shares" shall be amended to mean the Conversion Shares as defined in this Agreement.

(iii) All references to "Warrants" shall be amended to mean the Warrants as defined in this Agreement.

(iv) All references to "Warrant Shares" shall be amended to mean the Warrant Shares as defined in this Agreement.

(v) The defined term "Transaction Documents" is hereby amended to include this Agreement.

(vi) The defined term "Securities" is hereby amended to include the Common Shares.

(vii) All references to "Lock-Up Agreement" shall be amended to mean the Lock-Up Agreement as defined in this Agreement.

(viii) All references to "Eligible Market" shall be amended to include the OTC Bulletin Board.

(c)  Amendment to Registration Rights Agreement.

(i) The defined term "Required Registration Amount" shall be amended and restated in its entirety as follows:

""Required Registration Amount" for the Registration Statement means (i) the sum of (x) the aggregate of the maximum number of Conversion Shares issued and issuable pursuant to the Notes at the then applicable Conversion Price as of the Trading Day (as defined in the Notes) immediately preceding the applicable date of determination; (y) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Notes or exercise of the Warrants); and (z) the aggregate number of Common Shares issued pursuant to each of the Amendment and Exchange Agreements, dated as of March 24, 2008, by and between the Company and each of the Buyers or (ii) such other amount as may be required by the staff of the SEC pursuant to Rule 415 with any cutback applied among the Investors pro rata: (A) first, to any Common Shares and Conversion Shares being registered under such Registration Statement on a 3:2 basis (meaning for every three (3) Common Shares cutback, two (2) Conversion Shares will be cutback) until all such Common Shares and Conversion Shares are cutback; (B) second, to any Conversion Shares being registered under such Registration Statement until all such Conversion Shares are cutback; (C) third, to any Warrant Shares being registered under such Registration Statement until all such Warrant Shares are cutback; and (D) thereafter, to all other Registrable Securities."

(ii) The defined term "Effectiveness Deadline" shall be amended and restated in its entirety as follows:

""Effectiveness Deadline" means (A) if the Registration Statement is the Company's registration statement on Form S-3 (File No. 333-148033) filed with the SEC on December 12, 2007 (the "Existing Registration Statement"), the date which is sixty (60) calendar days after the earlier of (i) the date the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2007 (the "2007 10-K") and (ii) the last date the Company could have timely filed its 2007 10-K; or (B) if the Company withdraws the Existing Registration Statement, the earlier of the date which is (i) in the event that the Registration Statement is not subject to a full review by the SEC, one-hundred and twenty (120) calendar days after March 26, 2008 (the "Amendment Closing Date") or (ii) in the event that the Registration Statement is subject to a full review by the SEC, one-hundred and fifty (150) calendar days after the Amendment Closing Date."

(iii) Section 2(f) is hereby deleted in its entirety.

(iv) The defined term "Cutback Note Amount" is hereby deleted in its entirety.

(d)  Amendment to Securities Purchase Agreement.

(i) The Securities Purchase Agreement is hereby amended by adding the following to the end of Section 4(k):

"For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or effect any Dilutive Issuances (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to, but for the Share Cap, issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without exceeding the Share Cap (as defined in the Notes)."

3.	REPRESENTATIONS AND WARRANTIES

(a)  Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Existing Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.

(b)  Company Bring Down. The Company represents and warrants to the Investor as set forth in Section 3 of the Existing Securities Purchase Agreement, as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to "Closing Date" being deemed references to the Closing Date as defined in Section 1(b) above, and references to "the date hereof" being deemed references to the date of this Agreement.

(c)  No Event of Default. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement and the Other Agreements (as defined below), no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.

(d)  Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Notes (including the corresponding Conversion Shares) may be tacked onto the holding period of the Existing Notes; (ii) the Common Shares may be tacked onto the holding period of the Existing Notes; and (iii) the Warrants (including the corresponding Warrant Shares) may be tacked onto the holding period of the Existing Warrants (in the case of Cashless Exercise (as defined in the Warrants)), and the Company agrees not to take a position contrary to this Section 3(d). The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue to the Investor Conversion Shares, the Common Shares and Warrant Shares (so long as such Warrants are exercised by way of a Cashless Exercise) that are freely tradable on an Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Investor; provided, however, that to the extent the representation and warranty of the Investor in Section 3(e) of this Agreement does not continue to be accurate on the date of such issuance and during the preceding three-month period (except for purposes of this proviso, references in Section 3(e) to "the date hereof" shall be deemed to be references to "the date of such issuance"), the trading of such shares shall be subject to compliance with Rule 144.

(e)  Investor Status. As of the date hereof and during the preceding three-month period, such Investor, together with any other person with whom such Investor must aggregate sales under Rule 144, does not, and has not, (i) beneficially owned in excess of 10% of the Common Stock, (ii) appointed any member to the board of directors of the Company or (iii) participated in the management or daily operations of the Company.

(f)  Shell Company Status. The Company has complied with all of the requirements set forth in Rule 144(i)(2).

4.	CERTAIN COVENANTS AND AGREEMENTS; WAIVER

(a)  Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)  Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K, which the Collateral Agent shall have approved prior to its release and filing, describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement, the form of the Notes (and the schedules thereto); the form of the Warrants; the Lock-Up Agreement and the New Lock-Up Agreements (as defined below)) (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing (other than as is required by applicable law or regulations), announcement, release or otherwise.

(c)  Fees and Expenses. [INSERT IN PORTSIDE AGREEMENT ONLY: The Company shall reimburse the Investor, in the maximum aggregate amount of $20,000 for its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby by paying any such amount to Schulte Roth & Zabel LLP (the "Investor Counsel Expense"). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated.] Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(d)  Certain Trading Limitations. During the thirty (30) Trading Day period ending on the one (1) year anniversary of the Closing Date (the "Lock-Up Period"), the Investor covenants that neither it nor any of its Trading Affiliates (as defined in the Existing Securities Purchase Agreement) shall directly or indirectly, nor shall any Person acting on behalf of or pursuant to any understanding with such Investor or Trading Affiliate, effect or agree to effect any transactions in the securities of the Company. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(e)  Company Lock-Up. During the Lock-Up Period, the Company shall not directly or indirectly, nor shall any Person acting on behalf of or pursuant to any understanding with the Company, effect or agree to effect any transactions in the securities of the Company nor shall the Company announce any agreement to effect any transaction in the securities of the Company.

(f)  New Lock-Up. The Company shall not amend or waive any provision of any of the New Lock-Up Agreements except to extend the term of the lock-up period.

(g)  Common Shares. The Company and the Investor agree that the provisions of the Existing Securities Purchase Agreement concerning the Conversion Shares and the Warrant Shares shall apply to the Common Shares issued hereunder including, without limitation, that the certificates or other instruments representing the Common Shares shall be subject to Section 2(g) of the Existing Securities Purchase Agreement. If the Company shall fail for any reason or for no reason to issue to the Investor unlegended certificates or issue Common Shares to such Investor by electronic delivery at the applicable balance account at DTC within three (3) Trading Days after the receipt of documents necessary for the removal of the legend set forth in Section 2(g) of the Existing Securities Purchase Agreement (the "Removal Date"), then in addition to all other remedies available to the Investor, if on or after the Trading Day immediately following such three (3) Trading Day period, the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Common Shares that the Investor anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Investor's request and in the Investor's discretion, either (i) pay cash to the Investor in an amount equal to the Investor's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Common Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such unlegended shares of Common Stock as provided above and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price (as defined in the Warrants) on the Removal Date.

(h)  Sale of Common Shares. So long as the Notes are outstanding, the Investor shall not sell a number of Common Shares exceeding more than two-thirds (2/3) of the number of Conversion Shares previously issued, or required to have been issued, to the Investor upon conversion of the Investor's Notes.

(i)  Public Information. At any time during the period commencing on the six (6) month anniversary of the Closing Date (as defined in the Existing Securities Purchase Agreement) and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, including Rule 144(i), if a registration statement is not available for the resale of all of the Securities and the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(i) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(j)  Withdrawal of Existing Registration Statement. On or before 9:30 a.m., New York City time, on the third Business Day following the date of this Agreement, the Company shall withdraw the Existing Registration Statement or file an amendment to the Existing Registration Statement to update the disclosure to reflect this Agreement, the Notes and the Warrants.

(k)  Waiver of Registration Delay Payments. For purposes of clarity, Investor hereby agrees and acknowledges that by its execution of this Agreement Investor does hereby irrevocably waive any and all Registration Delay Payments that may be due and payable in connection with the Existing Registration Statement.

5.	CONDITIONS TO COMPANY'S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)  The Investor shall have executed this Agreement and delivered the same to the Company.

(b)  The Investor shall have delivered to the Company the Investor's Existing Note and Existing Warrants for cancellation.

(c)  The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

6.	CONDITIONS TO INVESTOR'S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)  The Company shall have delivered to the Investor its Redemption Payment Amount and 2008 Interest Payment (plus, in the case of Portside Growth and Opportunity Fund, the amounts due pursuant to Section 4(c) hereof) and Wells Fargo Bank, N.A. shall have delivered to the Investor its LC Reduction Amount.

(b)  The Company shall have executed this Agreement and delivered the same to the Investor.

(c)  The Company shall have executed and delivered to the Investor the Notes, the Common Shares and the Warrants being issued to such Investor at the Closing.

(d)  Each of the Other Investors shall have (i) executed agreements identical to this Agreement (the "Other Agreements") (other than proportional changes (the "Proportionate Changes") in the numbers reflecting the different dollar amount of such Investor's Notes, the number of Common Shares being issued to such Investor and the number of Warrant Shares underlying such Investor's Warrants and Section 4(c)), (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Existing Notes and Existing Warrants for the new Notes, the Common Shares and the Warrants (other than the Proportionate Changes).

(e)  The Company shall have delivered to the Company's transfer agent, with a copy to the Investors, Irrevocable Transfer Agent Instructions in the form of Exhibit C attached hereto.

(f)  The Investor shall have received the opinion of Stubbs Alderton & Markiles, LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit Dattached hereto.

(g)  The Company shall have delivered to such Investor a certificate (or a fax or pdf copy of such certificate) evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(h)  The Company shall have delivered to such Investor a certificate (or a fax or pdf copy of such certificate) evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office or a bring-down certificate from Corporation Service Company) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.

(i)  The Company shall have delivered to the Investor a certified copy of the Articles of Incorporation of the Company as certified by the Secretary of State of the State of Florida (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(j)  The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby as adopted by the Board in a form reasonably acceptable to the Investor, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit E.

(k)  The representations and warranties of the Company hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date and after giving effect to the terms of this Agreement and the Other Agreements, no default or Event of Default shall have occurred and be continuing as of the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit F.

(l)  The Company and VM Investors LLC shall have entered into an amended and restated Lock-Up Agreement in the form attached hereto as Exhibit G (the "Lock-Up Agreement").

(m)  Each of the Company's and VM Investors LLC's directors, executive officers and affiliates shall have entered into a lock-up agreement in the form attached hereto as Exhibit H (the "New Lock-Up Agreements").

(n)  Each Subsidiary of the Company that has entered into a Guaranty on or prior to the date hereof in accordance with the terms of the Security Documents shall have executed and delivered to the Investor an acknowledgement and ratification agreement in the form attached hereto as Exhibit I.

(o)  The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(p)  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(q)  The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.	TERMINATION.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof, due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party [INSERT IN PORTSIDE AGREEMENT ONLY:; provided, however, if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Investor for the expenses described in Section 4(c) above]. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

8.	MISCELLANEOUS.

(a)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)  Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)  Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents in effect prior to this Agreement (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents, including through any agreement that is not identical to this Agreement, except as set forth in the Transaction Documents. In the event that the Company enters into any such agreement with more favorable terms than those set forth in this Agreement and the documents contemplated hereby, the Investor shall be granted the benefit of such more beneficial terms.

(i)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

DigitalFX International, Inc.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
Telephone:	(702) 938-9300
Facsimile:	(702) 939-1115
Attention:	Mickey Elfenbein

Copy to:

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard
20th Floor
Sherman Oaks, California 91403
Telephone:	(818) 444-4500
Facsimile:	(818) 444-6303
Attention:	Gregory Akselrud

If to the Investor, to its address and facsimile number set forth in the Securities Schedule attached hereto,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(k)  Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.

(l)  Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)  Indemnification. In consideration of the Investor's execution and delivery of the Transaction Documents, acquiring the Securities thereunder and entering into this Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Investor pursuant to Section 4(c), or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(m) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(n)  Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under any Transaction Document (including this Agreement) are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to the obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investor and Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

DIGITALFX INTERNATIONAL, INC.

By:
Name: Craig Ellins
Title: Chief Executive Officer

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

[ ________________]

By:
Name:
Title:

[Signature Page to Amendment and Exchange Agreement]

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
Investor	Address and Facsimile Number	LC Reduction Amount	Redemption Payment Amount	Aggregate Principal Amount of Amended and Restated Notes	Number of Common Shares	Number of Amended and Restated Warrant Shares	2008 Interest Payment	Legal Representative's Address and Facsimile Number

Portside Growth & Opportunity Fund	c/o Ramius Capital Group, L.L.C. 599 Lexington Avenue, 20th Floor New York, NY 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 201-4802 (212) 845-7995 Telephone: (212) 845-7955 (212) 201-4841 Residence: Cayman Islands	$1,428,571.43	$1,428,571.43	$2,142,857	714,286	535,715	$89,583.33	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th St, 27th Floor New York, NY 10019 Attn: Ari J. Storch / Adam J. Chill Tel: 212-287-4720 Fax: 212-751-0755 Residence: Cayman Islands	$428,571.43	$428,571.43	$642,857	214,286	160,715	$26,875.00
Iroquois Master Fund, Ltd.	641 Lexington Avenue 26th Floor New York, New York 10022 Attention: Joshua Silverman Facsimile: (212) 207-3452 Telephone: (212) 974-3070 Residence: Cayman Islands	$142,857.14	$142,857.14	$214,286	71,428	53,572	$8,958.33